EXHIBIT 21.1

                       SUBSIDIARIES OF RIMAGE CORPORATION


Name                              Jurisdiction of Incorporation    Percent Owned
- ----                              -----------------------------    -------------

Cedar Technologies, Inc.                Minnesota                    100.0%
A/G Systems, Inc. d/b/a

Media Systems Technology, Inc.
(Inactive)                              California                    86.8%

Rimage Europe GmbH                      Germany                      100.0%